Exhibit 99.1

FOR: TRANSPRO, INC. CONTACT: Richard A. Wisot Chief Financial Officer (203) 859-3552
FOR IMMEDIATE RELEASE
Financial Dynamics Investor Relations: Christine Mohrmann, Eric Boyriven, Alexandra Tramont (212) 850-5600

TRANSPRO OPENS STATE-OF-THE-ART DISTRIBUTION FACILITY
- New Facility to Further Enhance Company's Commitment to Customer Service -

NEW HAVEN, CONNECTICUT, March 30, 2005 – Transpro, Inc. (AMEX: TPR) today announced that the Company is opening a new distribution facility in Southaven, Mississippi in order to streamline its distribution network and enhance its commitment to customer service. As a result of the opening of the new facility, the Company will close two warehousing operations and a returns processing facility in Memphis, Tennessee.

The Southaven site, leased by Transpro under a long-term lease through 2009, encompasses 520,000 square feet of warehousing and processing facilities and can be expanded to accommodate future increases in demand. Building upon the Company's already strong commitment to first class customer service, the new facility will utilize the latest technology in warehouse management to improve delivery lead-time, order accuracy, and overall order cycle efficiency for Transpro's customers.

Central warehousing and distribution management at the new facility will be conducted via a services agreement with UPS Supply Chain SolutionsSM.

In conjunction with the relocation of inventory from the Company's Memphis operations to the Southaven facility, Transpro expects to incur restructuring charges of approximately $400,000 to $500,000 in the first half of 2005. However, the move, when fully implemented, is expected to generate annual savings substantially in excess of these one-time charges.

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TRANSPRO OPENS STATE-OF-THE-ART DISTRIBUTION FACILITY	Page 2

"One of our strategic corporate values is 'Market leadership through superior customer service,' and we believe the opening of this facility fits well with this philosophy," said Charles E. Johnson, President and CEO of Transpro, Inc. "By consolidating the functions of three different facilities under one roof and employing state-of-the-art warehousing and distribution technology, our customers will benefit from improved order management and accuracy as well as overall turnaround time. In addition, the new facility will further streamline our distribution channel and lead to improvements in our operating cost structure over time, and provide the flexibility for expansion in the coming periods as we continue to execute on our business strategy."

Transpro, Inc. is a leading manufacturer and distributor of aftermarket heat transfer and temperature control products for automotive and heavy-duty applications.

Transpro, Inc.'s Strategic Corporate Values Are:

•	Being An Exemplary Corporate Citizen

•	Employing Exceptional People

•	Dedication To World-Class Quality Standards

•	Market Leadership Through Superior Customer Service

•	Commitment to Exceptional Financial Performance

FORWARD-LOOKING STATEMENTS

Statements included in this news release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's Annual Report on Form 10-K contains certain detailed factors that could cause the Company's actual results to materially differ from forward-looking statements made by the Company. In particular, statements relating to the future financial performance of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products and changes in interest rates. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

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